UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2015

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On September 23, 2015, the Board of Directors (the “Board”) of Cerulean Pharma Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed David R. Walt, Ph.D., as a director, effective immediately. Dr. Walt will serve as a class II director with a term expiring at the 2016 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Walt will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee. The Board has determined that Dr. Walt is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Dr. Walt, age 62, is the Founding Scientist of Illumina, Inc. and Quanterix Corporation and he is a Director and Chairman of the Scientific Advisory Boards of both companies. Dr. Walt is also a Founder and Director of Ultivue, Inc. He currently serves as University Professor, Robinson Professor of Chemistry, Professor of Biomedical Engineering, Professor of Genetics, and Professor of Oral Medicine at Tufts University, and he is a Howard Hughes Medical Institute Professor. He also is Director of the Tufts Institute for Innovation. Dr. Walt received a B.S. in Chemistry from the University of Michigan and a Ph.D. in Chemical Biology from Stony Brook University.

Dr. Walt will receive compensation for his service as a non-employee director in accordance with the Company’s previously disclosed director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2014 Stock Incentive Plan to purchase 22,000 shares of the Company’s common stock. The stock option was granted by the Board on September 23, 2015 and has an exercise price of $4.80 per share, which was equal to the closing price on the NASDAQ Global Market on such grant date. This option will vest in equal annual installments over a three-year period measured from the date of grant.

Dr. Walt will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Dr. Walt for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: September 24, 2015	By:	/s/ Christopher D. T. Guiffre

Christopher D. T. Guiffre President and Chief Executive Officer